Exhibit 32

Certifications Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

We, the undersigned Ronald A. Rittenmeyer and Daniel J. Cancelmi, being, respectively, the Executive Chairman and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of Tenet Healthcare Corporation (the “Registrant”), do each hereby certify that (i) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 (the “Form 10-Q”), to be filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant and its subsidiaries.

Date: July 30, 2021	/s/ RONALD A. RITTENMEYER
Ronald A. Rittenmeyer
Executive Chairman and Chief Executive Officer

Date: July 30, 2021	/s/ DANIEL J. CANCELMI
Daniel J. Cancelmi
Executive Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.